SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                   FORM 8-K/A


                                 CURRENT REPORT



                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


              Date of Report (Date of earliest event reported):
                                April 19, 1999





                           CALIFORNIA AMPLIFIER, INC.
             (Exact name of Registrant as specified in its Charter)


                                   0-12182
                             (Commission File Number

        Delaware                                                95-3647070
(State or other jurisdiction of                              (I.R.S. Employer
incorporation or organization)                             Identification No.)

460 Calle San Pablo, Camarillo, California                           93012
 (Address of principal executive offices)                         (Zip Code)

      Registrant's telephone number, including area code: (805) 987-9000

The undersigned registrant California Amplifier, Inc. hereby amends the Current Report on Form 8-K dated May 3, 1999 by including herewith for filing the financial statements and pro forma financial information required by Item 7 of Form 8-K which information was not practicably available at the time of the filing of this Form as set forth on the pages indicated below and attached hereto.



Item 7.    Financial Statements and Exhibits

(a)    Financial Statements of Business Acquired.

      Independent Auditors' Report........................................F1
      Consolidated Balance Sheets as of December
        31, 1998 and 1997.................................................F2
      Consolidated Statements of Operations for the
        years ended December 31, 1998 and 1997............................F4

      Consolidated Statements of Changes in
        Stockholders Equity for the years ended
        December 31, 1998 and 1997........................................F5

      Consolidated Statements of Cash Flows for the
        years ended December 31, 1998 and 1997............................F6
      Notes to Consolidated Financial Statements..........................F8



(b)    Pro Forma Financial Data.

      Unaudited Pro Forma Combined Balance Sheets
        as of February 27, 1999..........................................F15

      Unaudited Pro Forma Combined Statements of
        Operations for the
      year ended February 27, 1999.......................................F16

                              INDEPENDENT AUDITOR'S REPORT


            To the Board of Directors
            GARDINER COMMUNICATIONS CORPORATION
                   AND SUBSIDIARIES



            We have audited the accompanying consolidated balance sheets of Gardiner Communications Corporation and Subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

            We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

            In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Gardiner Communications Corporation and Subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for the years then ended in conformity with generally accepted accounting principles.






            WEAVER AND TIDWELL, L.L.P.

            Dallas, Texas
            May 8, 1999

(a)    Financial Statements of Business Acquired.


             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                           DECEMBER 31, 1998 AND 1997


                                                   1998           1997
----------------------------------------------------------------------

                                     ASSETS

Current assets:
Cash and cash equivalents                     $   348,765     $  844,262
Accounts receivable, trade                      3,021,102        288,277
Inventories, at lower of cost or market         2,690,275      2,038,082
Prepaid expenses                                   58,845         60,927
Deferred income taxes                              73,257        116,796
Note receivable, current                             ---           6,975
Income tax receivable                             766,152        819,576
-----------------------------------------------------------------------
      Total current assets                      6,958,396      4,174,895

PROPERTY AND EQUIPMENT, at cost
  Land                                             95,000         95,000
  Machinery and equipment                       6,655,319      7,048,183
  Office furniture and fixtures                   352,312        334,271
  Building and leasehold improvements             225,544        225,544
  Transportation equipment                         42,989         41,072
-----------------------------------------------------------------------
                                                7,371,164      7,744,070
  Less accumulated depreciation                 5,270,283      5,101,969
------------------------------------------------------------------------
                                                2,100,881      2,642,101

PROPERTY AND EQUIPMENT, held for sale             747,442        823,326
-----------------------------------------------------------------------

OTHER ASSETS                                       57,727         64,639
-----------------------------------------------------------------------

DEFERRED INCOME TAXES                             668,236        541,620
-----------------------------------------------------------------------

TOTAL ASSETS                                  $10,532,682     $8,246,581
------------------------------------------------------------------------



The Notes to Consolidated Financial Statements are an integral part of these statements.

             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                   CONSOLIDATED BALANCE SHEETS (CONTINUED)
                           DECEMBER 31, 1998 AND 1997


                                                   1998           1997
----------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Note payable, stockholder                    $ 640,000       $    ---
  Current maturities of long-term debt               ---         54,209
  Current obligations under capital lease         39,982         71,967
  Accounts payable, trade                      2,079,489        546,335
  Accrued expenses                               667,697        417,331
  Deferred revenue                                86,539        184,565
-----------------------------------------------------------------------
      Total current liabilities                3,513,707      1,274,407

CAPITAL LEASE OBLIGATION                             ---         39,982
-----------------------------------------------------------------------

STOCKHOLDERS' EQUITY
  Common stock, $1 par value; 2,000 shares
   authorized; 1,105 shares issued and
   outstanding                                     1,105           1,105
  Additional paid-in capital                   2,337,325       2,337,325
  Retained earnings                            4,680,545       4,593,762
------------------------------------------------------------------------
                                               7,018,975       6,932,192

TOTAL LIABILITIES AND
  STOCKHOLDERS' EQUITY                       $10,532,682      $8,246,581
------------------------------------------------------------------------




The Notes to Consolidated Financial Statements are an integral part of these statements.

             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997



                                                   1998           1997
----------------------------------------------------------------------

Net sales                                     $21,761,038    $20,055,558

Cost of goods sold                             19,224,428     18,789,202
------------------------------------------------------------------------

      Gross profit                              2,536,610      1,266,356

General, administrative and selling expenses    2,055,133      2,238,346

Research and development                          767,410      1,353,799
-----------------------------------------------------------------------

      Operating income (loss)                    (285,933)   (2,325,789)

Other income (expense)

  Interest expense                                (26,039)      (27,981)

  Interest income                                  13,262        58,637

  Miscellaneous income                            324,840       221,500
-----------------------------------------------------------------------

      Income (loss) before taxes                   26,130   (2,073,633)

Income tax benefit (expense)                       60,653       736,266
-----------------------------------------------------------------------

      Net income (loss)                        $   86,783  $(1,337,367)
------------------------------------------------------------------------



The Notes to Consolidated Financial Statements are an integral part of these statements.

             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
               CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                     YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                  Additional
                                   Common           Paid-In        Retained
                                    Stock           Capital        Earnings
-----------------------------------------------------------------------------
Balance,
  December 31, 1996                $ 1,105        $2,337,325      $6,531,129

      Net loss                         ---             ---        (1,337,367)

      Dividend distribution            ---             ---          (600,000)
-----------------------------------------------------------------------------


Balance,
  December 31, 1997                  1,105        2,337,325        4,593,762

      Net income                       ---             ---            86,783
-----------------------------------------------------------------------------


Balance,
  December 31, 1998                $ 1,105       $2,337,325       $4,680,545
------------------------------------------------------------------------------



The Notes to Consolidated Financial Statements are an integral part of these statements.

             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997


                                                   1998           1997
----------------------------------------------------------------------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Cash received from customers               $18,930,187    $20,259,396
  Cash paid to suppliers and employees       (20,260,418)   (19,745,436)
  Interest paid                                  (26,039)       (27,981)
  Interest received                               13,262         58,637
  Income taxes paid                                  ---       (102,200)
  Other receipts                                 203,821        118,978
-----------------------------------------------------------------------

      Net cash (used in) provided by
        operating activities                  (1,139,187)       561,394
-----------------------------------------------------------------------

CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures                          (129,383)      (601,694)
  Cash received on sale of equipment             252,274        259,000
  Proceeds from note receivable                    6,975         10,000
-----------------------------------------------------------------------

      Net cash provided by (used in)
        investing activities                     129,866      (332,694)
-----------------------------------------------------------------------

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from note payable, stockholder        640,000            ---
  Repayment on long-term debt                    (54,209)     (572,412)
  Proceeds received on long-term debt                ---       305,517
  Payment on capital lease obligation            (71,967)      (65,314)
  Distribution of dividends                          ---      (600,000)
-----------------------------------------------------------------------

      Net cash provided by (used in)
        financing activities                     513,824      (932,209)
-----------------------------------------------------------------------

      Net decrease in cash and
        cash equivalents                        (495,497)     (703,509)

Cash and cash equivalents
  at beginning of period                         844,262     1,547,771
-----------------------------------------------------------------------

Cash and cash equivalents
  at end of period                             $ 348,765     $ 844,262
------------------------------------------------------------------------


The Notes to Consolidated Financial Statements are an integral part of these statements.

             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF CASH FLOWS
                     YEARS ENDED DECEMBER 31, 1998 AND 1997

                                                     1998          1997
----------------------------------------------------------------------------

RECONCILIATION OF NET INCOME (LOSS) TO
NET CASH PROVIDED BY OPERATING ACTIVITIES:

Net income (loss)                             $  86,783      $(1,337,367)

Adjustments to reconcile  net income
  (loss) to net cash provided by operating activities:

    Gain on asset disposals                    (122,019)         (89,911)
    Depreciation                                616,232        1,349,145
    Increase in deferred income taxes           (83,077)         (19,651)
   (Increase) decrease in
     accounts receivable                     (2,732,825)          90,499
   (Increase) decrease in inventories          (652,193)       1,230,459
    Decrease in prepaid expenses                  2,082           38,631
    Decrease (increase) in income
     tax receivable                              53,424         (713,750)
     Decrease (increase) in other assets          6,912          (17,676)
     Increase (decrease) in accounts
       payable - trade                        1,533,154          (50,199)
     Increase in accrued expenses               250,366           67,875
     Decrease in contingency reserve                 --         (100,000)
     (Decrease) increase in deferred revenues   (98,026)         113,339
----------------------------------------------------------------------------

       Net cash (used in) provided
           by operating activities          $(1,139,187)       $ 561,394


SUPPLEMENTAL DISCLOSURES:

   In 1997, the Company acquired a network system consisting of computer hardware andsoftware in exchange for a capital lease obligation in the amount of $177,263.




The Notes to Consolidated Financial Statements are an integral part of these statements.

         GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1. Significant Accounting Policies

  The accounting policies relative to the carrying value of inventories and property and equipment are indicated in the captions on the balance sheets. Nature of operations and other significant accounting policies are as follows:

  Nature of Operations

    Gardiner Communications Corporation (the Company) is a manufacturer and worldwide distributor of satellite receiver components.

  Principles of Consolidation

    The consolidated financial statements include the accounts of Gardiner Communications Corporation and Gardiner Communications - (Hong Kong), Limited, Gardiner Corporation, F.S.C., and European Satellite Imports Ltd., Inc., all wholly-owned subsidiaries. Gardiner Communications - (Hong Kong), Limited was formed effective January, 1994 and was previously operated as a division of the Company. Gardiner Corporation, F.S.C. was formed in May, 1996 as a U.S. Virgin Islands Foreign Sales Corporation and European Satellite Imports Ltd., Inc. was formed in October, 1997. All material intercompany transactions have been eliminated.

  Concentrations of Credit Risk and Financial Instruments

    Financial   instruments,   which   potentially   subject   the   Company  to
    concentrations of credit risk, consist of cash, cash investments and accounts receivable.

    The Company maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents.

    The Company maintains cash in bank deposit accounts located in Hong Kong. The carrying value of these accounts was $92,466 and $131,914 at December 31, 1998 and 1997, respectively.

  Depreciation

    Property and equipment is depreciated using the straight-line method over the estimated useful lives of the assets as follows:

        Machinery and equipment                   3  -      5 years
        Office furniture and fixtures             3  -      5 years
        Building and leasehold improvements       5  -   31.5 years
        Transportation equipment                  3  -      5 years

          GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                 NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 1. Significant Accounting Policies - continued

    Maintenance, repairs, rearrangement expenses, renewals and betterments, which do not enhance the value or increase the basic productive capacity of the assets are expensed as incurred.

  Inventories

    Inventories are stated at the lower of cost or market cost as determined by the average cost method.


  Allowance for Doubtful Accounts

    All accounts the Company considers  uncollectible have been charged-off.  In
    the  opinion  of  management  no  significant   amount  of  receivables  are
    considered uncollectible.

  Research and Development

    Expenditures for research and development are expensed as incurred.

  Cash Flows Presentation

    For purposes of the statement of cash flows, the Company considers all highly liquid investments with initial maturities of ninety days or less from the date of purchase to be cash equivalents.

  Use of Estimates in the Preparation of Financial Statements

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  Reclassification

    Certain prior year amounts have been reclassified to conform to current year presentation.

             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 2. Inventories

  Inventories consist of the following:

                                                1998           1997
                                           ---------------------------

    Raw materials                             $  906,876   $ 1,004,622

    Work in process                            1,178,920       370,525

    Finished goods                               604,479       662,935
                                             -------------------------

                                              $2,690,275   $ 2,038,082
                                              ========================

  Included in cost of goods sold for the years ended  December 31, 1998 and 1997
  was  approximately  $125,000  and  $1,000,000,   respectively,   in  abandoned
  inventory components and materials which were determined to be obsolete.


Note 3. Note Payable - Stockholder

  The note payable to a stockholder is a demand note bearing interest at 10% per annum. Interest is due and payable monthly. The note is unsecured.


Note 4. Long-Term Debt

  At December 31, long-term debt consists of the following:

                                                        1998          1997
                                                   --------------------------
    Note to lending corporation, payable in monthly
      installments of $54,581, interest at 8.25%,
      secured by machining equipment, retired.     $      0       $   54,209
                                                   ===========================


Note 5. Computer Hardware and Software Under Capital Lease

  In 1997, the Company entered into a leasing arrangement for the lease of computer hardware and software which is classified as a capital lease.

                                                   1998          1997
                                              -----------------------

        Computer software                    $    177,263 $   177,263

        Less accumulated amortization              41,361       5,909
                                            --------------------------

                                             $    135,902 $   171,354
                                             ============ ===========

             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  Amortization expense for equipment under capital lease is included in depreciation expense.

  The following is a schedule by year of future minimum lease payments under the capital lease obligation together with the present value of the net minimum lease payments as of December 31, 1998:

                                               Amounts        Present Value
                              Net Minimum      Representing   of Net Minimum
                              Lease            Interest          Lease
                              Payments         and Taxes        Payments

        1999                  $    43,106     $   3,124         $ 39,982
                            =================================================


Note 6. Commitments and Contingencies

  The Company leases office and manufacturing space under long-term and month to month lease agreements classified as operating leases. During 1998 and 1997, the Company incurred rental expense of approximately $107,000.

  Future minimum lease payments are as follows:

        1999                                 $     85,177
                                             ==============

  The Company is involved in certain litigation and disputes in the normal course of business. One matter involves a suit and countersuit by and against a foreign customer. Management intends to vigorously defend such litigation. No resolution has been reached on this matter, but management believes that the Company has adequately provided for this contingency at December 31, 1998 and that the impact of any variance between a settlement and the provision will not be material to the Company's financial position.



Note 7. Capital Stock

  In addition to the common stock, the Company is authorized to issue capital stock in the following series:

       400 shares of Class A-1 preferred stock $1,000 par value 800 shares of Class A-2 preferred stock $1,000 par value
    1,000 shares of Class B preferred stock        $1,000 par value

  At December 31, 1998 and 1997, there were no shares of the above listed series issued and outstanding.

             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


Note 8. Income Taxes

  Income tax (benefit) expense is as follows:
                                                1998          1997
                                           ------------------------------
        Current                               $  22,424    ($ 716,615)
        Deferred                                (83,077)      (19,651)
                                            ------------- ----------------
                                             ($  60,653)   ($ 736,266)
                                            ==============================

  Deferred income taxes have been provided for the differences between the basis of assets and liabilities for financial reporting purposes and federal income tax purposes. Differences relate primarily to depreciation, capitalized inventory costs for federal income tax purposes, provisions for warranty and settlement expenses, and net operating loss and tax credit carryforwards. The current tax expense for 1998 is comprised of foreign sales corporation tax of $22,424. The current tax benefit for 1997 is comprised of foreign sales corporation tax of $7,239 less research and development tax credits of $74,275, a work opportunity credit of $2,100 and net operating loss carrybacks of $647,479.


  The net deferred tax assets and liabilities in the accompanying balance sheets include the following components:

                                                   1998          1997
                                              -----------------------

  Current deferred tax asset                  $    73,257   $ 116,796
                                            -------------------------

    Net current deferred tax asset            $    73,257   $ 116,796
                                            =========================


    Long-term deferred tax asset              $   843,360   $ 650,512
    Long-term deferred tax (liability)           (175,124)   (108,892)
                                            -------------  ------------

    Net long-term deferred tax asset         $    668,236   $ 541,620
                                             ==========================

  The Company is subject to United States federal income taxes as well as foreign income taxes related to its wholly owned foreign subsidiary. The differences between the income tax expense (benefit) at statutory rates and the Company's income tax expense (benefit) is due to differences between financial accounting and federal income tax treatment of deductions for depreciation, inventory costs and benefits related to net operating loss and tax credit carryovers.

  No valuation allowance has been provided for the deferred tax assets in 1998 or 1997, as management believes these assets will be fully realized.

             GARDINER COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


  At December 31, 1998, the Company has available approximately $2,000,000 in net operating losses and tax credit carryovers to offset future taxable income, which expire in various years through 2012.


Note 9. Profit Sharing Plan

  The Company sponsors a 401(k) Profit Sharing Plan (the Plan) whereby employees of the Company select how much they wish to contribute to the Plan. Any employee, except non-resident aliens and employees who are members of a union, who bargained for retirement benefits during negotiations, are initially eligible to participate in the Plan after three months of employment. Each participant is eligible to contribute a selected percentage of their gross pay to the Plan up to the maximum allowable under the Plan (25% or $30,000). The Company may make discretionary contributions but elected not to contribute to the Plan in 1998 or 1997.


Note 10.    Year 2000 Issues

  The Company is working to resolve the potential impact of the year 2000 on the ability of the Company's computerized information systems to accurately process information that may be date sensitive. Any of the Company's programs that recognize a date using "00" as the year 1900 rather than the year 2000 could result in errors or system failures. The Company utilizes a number of computer programs across its entire operation. The Company has not completed its assessment, but currently believes that costs of addressing this issue will not have a material adverse impact on the Company's financial position. However, if the Company and third parties upon which it relies are unable to address this issue in a timely manner, it could result in a material financial statement risk to the Company. In order to assure that this does not occur, the Company plans to devote the necessary time and resources to resolve any significant year 2000 issues in a timely manner.

  Because of the unprecedented nature of the year 2000 issue, its effects and the success of related remediation efforts will not be fully determinable until the year 2000 and thereafter. Management cannot assure that the Company is or will be year 2000 ready, that the Company's remediation efforts will be successful in whole or in part, or that parties with whom the Company does business will be year 2000 ready.


Note 11.    Subsequent Event

  On April 19, 1999, the Company entered an agreement with an unrelated company to sell certain tangible and intangible assets, properties and technology relating to certain of the Company's products.

  The purchase price included an initial payment of approximately $4,600,000 (approximately $1,500,000 in cash and $3,100,000 in a convertible promissory note payable) and subsequent payment of up to $2,525,000 for certain Company inventory.

  As a result of the sale, the Company intends to liquidate its wholly-owned subsidiaries in 1999.

(b)   Pro Forma Financial Data

On April 19, 1999, California Amplifier acquired the technology and product rights to substantially all of Gardiner Communications Corp.'s ("Gardiner") products, and manufacturing and development related equipment and inventory from Gardiner to support these product lines. The total purchase price, including related costs, was approximately $9.1 million, of which $3.5 million relates to the acquisition of product and technology rights. California Amplifier paid approximately $2.8 million in cash on closing and will pay approximately $2.5 million in cash on or about August 30, 1999 for additional inventory and equipment. Gardiner received a $3.1 million, 8% one-year promissory note due April 19, 2000. A portion of the debt can be converted into 525,000 shares of California Amplifier's common stock at the lower per share conversion price equal to $4.25 or the average closing sales price of California Amplifier's common stock for the immediate twenty trading days prior to conversion.

The following pro forma data combines the consolidated Statement of Operations of California Amplifier for the year ended February 27, 1999 with the consolidated Statement of Operations of Gardiner for the year ended December 31, 1998, as if the acquisition had occurred at the beginning of California Amplifier's 1999 fiscal year. Pro forma adjustments related primarily to adjusting cost of sales for current standard costs, incremental manufacturing related costs including depreciation expense on the write-up of assets, elimination of Gardiner's selling, general and administrative and research and development costs because no infrastructure was acquired, inclusion of incremental selling, general and administrative and research and development expenses to be added by California Amplifier to support the acquired products, amortization of goodwill, incremental interest expense and adjustment of the tax rate.

                           CALIFORNIA AMPLIFIER, INC.
                        PRO FORMA COMBINED BALANCE SHEETS
                        (in 000's except per share data)

The unaudited pro forma combined balance sheets of California Amplifier has been prepared assuming that the transaction occurred on February 28, 1998.

The pro forma combined balance sheets should be read in conjunction with the historical financial statements and the notes thereto for the year ended February 27, 1999, filed with California Amplifier's Annual Report on Form 10-K for such year. The pro forma combined balance sheets is not necessarily indicative of the financial results of California Amplifier that would have actually been obtained had the transaction been consummated on February 27, 1999.

                                            Feb. 27,  Combined       Pro Forma
                                             1999     Adjustments(h)  Combined
------------------------------------------------------------------------------
                                     ASSETS

Current assets:
Cash and cash equivalents                   $ 9,312    $ (5,700)     3,612
Accounts receivable, net                      5,002                  5,002
Inventories                                   3,974       2,700      6,674
Prepaid expenses and other current assets     2,043                  2,043
--------------------------------------------------------------------------
  Total current assets                       20,331      (3,000)    17,331

Property and equipment - at cost, net of
  accumulated depreciation and amortization   4,498       2,600      7,098
Other assets                                    720                    720
Goodwill                                        ---       3,800      3,800
--------------------------------------------------------------------------
                                            $25,549     $ 3,400    $28,949
------------------------------------------------------------------------------

                      LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable                            $ 2,644                $ 2,644
Accrued liabilities                           1,613         300      1,913
Current portion of long-term debt               597       3,100      3,697
--------------------------------------------------------------------------
      Total current liabilities               4,854       3,400    $ 8,254

Long-term debt                                  516                    516
Minority interest share in net assets of
  Micro Pulse, Inc.                             114                    114

Stockholders' equity:
Preferred stock, 3,000 shares authorized;
  no shares outstanding                         ---                    ---
Common stock, $.01 par value; 30,000 shares authorized;
  11,785 shares outstanding in February 1999 and
  11,771 shares outstanding in February 1998    118                    118
Additional paid-in capital                   14,050                 14,050
Retained earnings                             6,067                  6,067
Accumulated other comprehensive income         (170)                 (170)
--------------------------------------------------------------------------

      Total stockholders' equity             20,065                 20,065
--------------------------------------------------------------------------
                                            $25,549     $ 3,400    $28,949
------------------------------------------------------------------------------

                           CALIFORNIA AMPLIFIER, INC.
                  PRO FORMA COMBINED STATEMENT OF OPERATIONS
                     FISCAL YEAR ENDED FEBRUARY 27, 1999
                        (in 000's except per share data)

The unaudited pro forma combined statement of operations of California Amplifier has been prepared assuming that the transaction occurred on February 28, 1998.

The pro forma combined statement of operations should be read in conjunction with the historical financial statements and the notes thereto for the year ended February 27, 1999, filed with California Amplifier's Annual Report on Form 10-K for such year. The pro forma combined statement of operations is not necessarily indicative of the financial results of California Amplifier that would have actually been obtained had the transaction been consummated on February 27, 1999.

                                                        Transaction
                               California               Pro Forma   Transaction
                               Amplifier    Gardiner    Adjustments   Pro Forma
-------------------------------------------------------------------------------
Sales                          $ 37,140     $21,761       $ ---      $58,901
Cost of sales                    26,595      19,224      (2,303)(a)   43,516
-------------------------------------------------------------------------------

Gross profit                     10,545       2,537       2,303       15,385

Research and development          4,764         767        (767)(b)
                                                            840 (c)    5,604

Selling, general and
  administrative                  8,321       2,055      (2,055)(b)
                                                            780 (c)
                                                            253 (d)    9,354
-------------------------------------------------------------------------------
Loss from operations             (2,540)       (285)      3,252          427

Interest and other income, net       28         311        (311)(e)
                                                           (248)(f)    (220)

Minority interest share in
(income) loss of Micro Pulse        295         ---                      295
------------------------------------------------------------------------------

Income (loss) before benefit from
  (provision for) income taxes     (2,217)       26       2,693          502

Benefit from (provision for)
  income taxes                        781        61      (1,027)(g)     (181)
------------------------------------------------------------------------------

Net income (loss)                ($1,436)      $ 87     $ 1,670        $ 321
------------------------------------------------------------------------------

Net income (loss) per share:
  Basic/Diluted                  ($ .12)       $ ---    $ ---          $ .03
-------------------------------------------------------------------------------

See Explanation for Adjustments at F-17

ADJUSTMENTS:

a) Adjust cost of sales to current standard costs for each of the products acquired from Gardiner, adjusted for incremental depreciation related to equipment acquired, and incremental overhead costs added to California Amplifier's current manufacturing infrastructure.
b)     Elimination of operating costs incurred by Gardiner.
c)     Incremental operating costs to be incurred by combined organization.
d)     Amortization of goodwill.
e)     Elimination of Gardiner's interest and other income, net.
f) Interest expense relating to the $3.1 million, 8%, one-year seller note.
g)     Adjust tax rate to California Amplifier's consolidated rate of 36%.
h) California Amplifier acquired the product and technology rights to substantially all of Gardiner's products, inventory and certain equipment to manufacture such products and assumed warranty for products shipped prior to the acquisition. The purchase price of approximately $9.1 million comprised of inventory ($2.7 million), equipment ($2.6 million), product rights ($3.5 million) and assumption of certain liabilities and costs associated with the acquisition ($300,000). The pro forma adjustments assume California Amplifier paid cash of $5.7 million and Gardiner carried $3.1 million, one-year note. California Amplifier may use bank borrowings available under a $6.0 million credit facility to pay a percentage of the purchase price.




                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report tobe signed on its behalf by the undersigned, thereunto duly authorized.

                              CALIFORNIA AMPLIFIER, INC.




July 1, 1999                    By:
                                    Michael R. Ferron
                                   Vice President, Finance,
                                   Chief Executive Officer and Secretary